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                                 EXHIBIT 10.14
                ADDENDUM / MODIFICATION TO EMPLOYMENT AGREEMENT

Pursuant to Article IX of the Employment Agreement made the 14th day of September 1998, effective July 2nd, 1998 by and between Robert J. Landis, ("Executive") and Comprehensive Care Corporation, (the "Company"), the parties agree to modify the Employment Agreement effective December 27th, 1999 as follows:

ARTICLE IX, TERM AND TERMINATION is deleted and replaced by the following:

         (A) This Agreement shall commence on the date hereof and end as of the date of termination of employment.

         (B) This Agreement may be terminated prior to the expiration of its term as follows:

             a. Upon the mutual agreement of the Company and Executive.
             b. Upon the death or permanent disability of Executive, in which case Executive shall be entitled to all Base Salary through the date of termination. For the purposes of the foregoing, permanent disability shall be the inability of Executive to attend to his usual duties for a period of two (2) months in any 12-month period of the term or sixty (60) consecutive calendar days.
             c. For cause by the Company, in which case Executive shall only be entitled to his Base Salary through the date of termination. For the purpose of the foregoing, cause shall be (a) a breach or default in the performance by Executive of any of his material obligations under this Agreement, which breach or default is not cured within ten (10) business days following written notice thereof to Executive, or (b) the commission by Executive of any act resulting in or intending to result in his personal gain or enrichment at the expense of the Company, or the commission by Executive of any felony or misdemeanor or act involving moral turpitude.
             d. By the Company without cause, in which case Executive shall be entitled to an amount equal to twelve (12) months of his Base Salary in effect at the time of termination, payable in salary continuation or lump sum in accordance with Company practice.
             e. By the executive if, at any time during the term as a result of a change in control of the Company shall have occurred, in which case Executive shall be entitled to an amount equal to twelve
                (12) months of his Base Salary in effect at the time of termination plus a pro-rata portion of his Incentive Bonus at target for the period of the beginning of the fiscal year through date of termination, payable in salary continuation or lump sum in accordance with Company practice. For the purpose of the foregoing, a change in control shall occur in the

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                 event the Company enters into any agreement involving the sale of a controlling interest in the Company or the sale by the company of all or substantially all of its assets to any other entity, or the merger of the Company into and with another entity in which the Company is not the survivor, or in which the Company is not the controlling shareholder. In the event of termination by Executive under this subparagraph, Executive shall be entitled to receive, as a special severance benefit, all options granted to Executive and which shall not have heretofore vested, shall immediately vest and become presently exercisable.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum and affixed their hands and seals this 27th day of December 1999.


                                          COMPREHENSIVE CARE CORPORATION



                                          By: /s/ Chriss W. Street
                                             ---------------------------------
                                                  Chriss W. Street
                                                  Chairman, President and Chief
                                                  Executive Officer




                                          By: /s/ Robert J. Landis
                                             ---------------------------------
                                                  Robert J. Landis (Executive)